AGREEMENT

THIS AGREEMENT dated as of April 24, 2006 by and between PW EAGLE, INC., a Minnesota corporation (the
"Company") and Caxton International Limited, a British
Virgin Islands Corporation ("Caxton Intenational") which together with Caxton Associates, L.L.C., a Delaware limited liability Company ( "Caxton Associates") is herein referred to as "Caxton".

WHEREAS, Caxton Associates filed a Schedule 13D dated
March 6, 2006 with regard to securities of the Company (the
"Caxton Schedule 13D");

WHEREAS, in view of the Caxton Schedule 13D, the Company believes it is in the best interest of the shareholders of the Company to enter into the following agreement with Caxton International with respect to actions to be taken at the Company's 2006 Annual Meeting of Shareholders (the "Annual Meeting").

NOW, THEREFORE, the parties hereto agree as follows:

1.	Nominations for Board of Directors.  The Company
will include among the nominees for election to the Board by the shareholders of the Company at the Annual Meeting, Lee D. Meyer and Stephen M. Rathkopf, who have been identified to the Company by Caxton Associates as nominees independent of Caxton. The Company agrees to call and hold the Annual Meeting as soon as reasonably practicable following the execution of this Agreement.

2.	Vote on Options.  The Board of Directors of the Company
shall propose for approval at the Annual Meeting, and recommend that the Company's shareholders approve, an amendment to the Company's 1997 Stock Option Plan increasing the number of shares reserved for issuance under the plan from 2,200,000 to 2,700,000, which will provide a sufficient number of shares available under the 1997 Plan to satisfy the December 13, 2005 grant of options to certain senior executives.

3.	Vote on Restricted Stock Grants.  The Board of Directors
of the Company shall propose for approval at the Annual Meeting, and recommend that the Company's shareholders approve, the restricted stock grants made by the Company on March 6, 2003, September 30, 2003 and April 3, 2006 consisting of an aggregate of 90,500 shares of the Company's Common Stock.

4.	Voting Agreement.  Caxton agrees to vote all of the
Company's common stock beneficially owned by them on the record date for the Annual Meeting in favor of each of the items of business described in paragraphs 1, 2 and 3 above to be presented to the Shareholders at the Annual Meeting. Neither Caxton nor any of its affiliates or associates (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), will, and they will not assist or encourage others (including by providing financing) to, directly or indirectly, propose a competing slate of directors for the Annual Meeting, or solicit votes of the shareholders of the Company in opposition to the slate of directors to be nominated as set forth herein or in opposition to any of the items of business described in paragraphs 1, 2 and 3 above.

5.	Amendment.  No amendment or waiver of any provision of this
Agreement shall be effective unless in writing and signed by all of the parties hereto.

6.	Severability.  Wherever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.	Successors and Assigns.  This Agreement shall be binding
upon and inure to the benefit of the successors and assigns of each party.

8.	Execution in Counterparts.  This Agreement may be executed
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.

9.	Notice.  All notices, requests and demands to or upon a
party hereto, to be effective, shall be in writing, and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, three (3) business days' after deposit in the mail, postage prepaid, one (1) business day after deposit with an overnight courier or, in the case of facsimile notice, when sent with respect to machine confirmed, addressed as follows:

If to Company:

PW Eagle, Inc.
1550 Valley River Drive
Eugene, Oregon  97440
Attention:  Scott M. Long
Facsimile No.:  (541) 686-9248

With a copy to:

Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402-1425
Attention:  K. Lisa Holter
Facsimile No.:  (612) 492-7077

If to Caxton

Caxton International Limited
c/o Caxton Associates, L.L.C.
731 Alexander Road, Bldg. 2
Princeton, New Jersey 08540
Attn: Scott B. Bernstein, Esq.

With a copy to:

Michael A. Schwartz
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Phone: 212-728-8267
Fax: 212-728-9267



or to such other address as each party may designate for itself by notice given in accordance with this Section 13.

10.	Time of Essence.  Time is of the essence of this
Agreement.

11.	Entire Agreement.  This Agreement embodies the entire
understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written.

12.	Interpretation.  No provision of this Agreement shall be
construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

13.	Governing Law; Consent to Forum.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF MINNESOTA (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF
LAW PROVISION OR RULE). EACH PARTY HEREBY CONSENTS AND AGREES THAT ANY FEDERAL OR STATE COURT LOCATED IN HENNEPIN COUNTY, MINNESOTA
SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS
OR DISPUTES BETWEEN THE COMPANY ON THE ONE HAND AND CAXTON ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING
OUT OF OR RELATED TO THIS AGREEMENT. CAXTON EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND CAXTON HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR
3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY ANY PARTY OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM
OR JURISDICTION.

14.	Injunctive Relief.  Each of the parties acknowledges that the other party will suffer irreparable harm if the first party breaches this Agreement. Accordingly, each party shall be entitled, in addition to any other rights and remedies that it may have, at law or at equity, to an injunction, without the posting of a bond or other security, enjoining or restraining the other party from any violation of this Agreement. Each party hereby consents to the other party's right to the issuance of such injunction.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this AGREEMENT to be duly executed and delivered as of the date first above written.


				PW EAGLE, INC.

				By:  	/s/  William Spell
				Name:  	William Spell
				Title:	Chairman


				CAXTON INTERNATIONAL LIMITED

				By:  	/s/  Joseph Kelly
  			        Name:	Joseph Kelly
				Title:	Vice President/Treasurer

				By:  	/s/  Maxwell Quin
				Name:	Maxwell Quin
				Title:	Vice President/Secretary